Exhibit 14 (a) (1)
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form N-14 of our report dated December 12, 2008, relating to the financial statements and financial highlights which appear in the October 31, 2008 Annual Report to Shareholders of the Schwab International Core Equity Fund and our report dated May 15, 2009, relating to the financial statements and financial highlights which appear in the March 31, 2009 Annual Report to Shareholders of the Laudus Rosenberg International Equity Fund, which are also incorporated by reference into the Registration Statement.
We consent to the references to us under the headings “Financial Highlights” in such Registration Statement, and under the headings “Financial Highlights” in the Prospectus for the Schwab International Core Equity Fund dated February 28, 2009 and the Prospectus for the Laudus Rosenberg International Equity Fund dated July 29, 2009, and “Independent Registered Public Accounting Firm” in the Statement of Additional Information for the Schwab International Core Equity Fund, dated February 28, 2009, and the Statement of Additional Information for the Laudus Rosenberg International Equity Fund, dated July 29, 2009, which are also incorporated by reference into the Registration Statement.

/s/ PricewaterhouseCoopers PricewaterhouseCoopers LLP San Francisco, California August 24, 2009